EXHIBIT 23-1

                          INDEPENDENT AUDITORS' CONSENT







CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
--------------------------------------------------------

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated August 9, 2005, relating to the consolidated financial statements of The Procter & Gamble Company and subsidiaries, and management's report on the effectiveness of internal control over financial reporting appearing in and incorporated by reference in the Annual Report on Form 10-K of The Procter & Gamble Company for the year ended June 30, 2005.


/s/ DELOITTE & TOUCHE LLP

Cincinnati, Ohio
October 6, 2005